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Exhibit 1

Schedule 13D Joint Filing Agreement

        In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

* * * * * *

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the date set forth opposite their name.

Date: January 9, 2004	GEO Holdings Corp.
	By:	/s/ DANIEL J. HENNESSY
Name: Daniel J. Hennessy
Its: President
Date: January 9, 2004	Code Hennessy & Simmons IV LP
By: CHS Management IV LP
Its: General Partner
By: Code Hennessy & Simmons LLC
Its: General Partner
	By:	/s/ DANIEL J. HENNESSY
Name: Daniel J. Hennessy Its: Partner
Date: January 9, 2004	CHS Management IV LP
By: Code Hennessy & Simmons LLC
Its: General Partner
	By:	/s/ DANIEL J. HENNESSY
Name: Daniel J. Hennessy
Its: Partner
Date: January 9, 2004	Code Hennessy & Simmons LLC
	By:	/s/ DANIEL J. HENNESSY
Name: Daniel J. Hennessy
Its: Partner

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  Exhibit 1